Exhibit 99.6

AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Ordinary Shares (represented by American Depositary Shares, each of which represents 15 Ordinary Shares) of Freeline Therapeutics Holdings plc and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. It is understood and agreed that the joint filing of the Schedule 13D shall not be construed as an admission that the persons named herein constitute a group for purposes of Regulation 13D-G of the Securities Exchange Act of 1934, as amended.

Dated: November 24, 2023

SYNCONA PORTFOLIO LIMITED

By:	/s/ Rob Hutchinson
Name:	Rob Hutchinson
Title:	Director

SYNCONA HOLDINGS LIMITED

By:	/s/ Rob Hutchinson
Name:	Rob Hutchinson
Title:	Director

SYNCONA INVESTMENT MANAGEMENT LIMITED

By:	/s/ Chris Hollowood
Name:	Chris Hollowood
Title:	CEO

SYNCONA LIMITED

By:	/s/ Rob Hutchinson
Name:	Rob Hutchinson
Title:	Director

/s/ Roel Bulthuis
Roel Bulthuis

/s/ Chris Hollowood
Chris Hollowood